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                                  EXHIBIT 16.1


May 15, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir:

We have read the first through third paragraphs of Item 4 included in the Form 8-K dated May 15, 2002 of E.piphany, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,



/s/ Arthur Andersen LLP


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